UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2012

______________________________

KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 20 2012, the Board of Directors of KBR, Inc. amended Section 7, Article II and Section 2, Article III of KBR’s bylaws (as so amended, the “Bylaws”) to read in their entirety as set forth in Exhibit 3.1 hereto, which, among other things, provides for a majority vote standard for uncontested election of Directors and to eliminate references to KBR’s classified Board. KBR’s Board of Directors has also approved a proposed amendment to its Amended and Restated Certificate of Incorporation (the “Charter”), has recommended such amendment for approval by the Company’s stockholders and intends to include such proposed amendment for consideration and approval by its stockholders at its 2012 annual meeting that will provide for the phasing out of the Director classes, culminating in the election of all Directors annually beginning in 2014. The amendments to the Bylaws also eliminate language in Article Fifth, Sixth and Eighth that dealt with matters relating to KBR’s relationship with Halliburton Company when KBR was a wholly or majority owned subsidiary of Halliburton and which are no longer needed or relevant and the proposed amendment to the KBR Charter will make similar changes to the KBR Charter.  The description of the amendment to the KBR Bylaws is qualified in its entirety by reference to the text of the bylaw amendment, which is included in the Amended and Restated Bylaws of KBR that is listed under Item 9.01 as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

3.1           Amended and Restated Bylaws of KBR, Inc., effective January 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2012	KBR, INC. By: \s\ Jeffrey B. King Name: Jeffrey B. King Title: Vice President, Public Law